UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 5, 2008
Date of Report (Date of earliest event reported)

ITONIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52201	26-0881302
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Sunny Palace Suite
Xibahe Road
Chaoyang District, Beijing 100028
People’s Republic of China	N/A
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code
+8613439671941

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry Into a Material Definitive Agreement

Execution of First Amendment to Agreement for Purchase and Sale of Ownership Interests with Niu Zhengping and Wu Jiping, individually

On January 15, 2008, ITonis Inc. (the “Company”) executed a binding, definitive share purchase agreement (the “Share Purchase Agreement”) with Niu Zhengping and Wu Jiping, individually (collectively, the “Sellers”) for the acquisition of their company, Beijing Tuo Jiang Culture Development Ltd. (“BTJCD”), a company organized and validly existing under the laws of the People’s Republic of China. The Share Purchase Agreement was reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2008.

On March 5, 2008, the Company executed a first amendment to the Share Purchase Agreement with the Sellers for the acquisition of BTJCD (the “First Amendment”). The following summary of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Under the Share Purchase Agreement, the Sellers agreed to sell BTJCD in exchange for 1,000,000 shares of Company common shares, and $500,000 cash. The principal asset of BTJCD was $300,000 in cash, made immediately available to the Company for use in China for Company purposes. The First Amendment modifies the Share Purchase Agreement by increasing the cash purchase price to $610,000, in exchange for a modification to the payment schedule, and the inclusion of assets totaling $100,000 in the form of two automobiles, which will be available to the Company upon the closing of the acquisition of BTJCD, which is still expected to occur by June 1, 2008.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro forma Financial Information.

Not applicable.

(c)	Shell Company Transaction.

Not applicable.

(d)	Exhibits.

Exhibit	Description

10.1	First Amendment to Agreement for Purchase and Sale of Ownership Interests between the Company and Niu Zhengping and Wu Jiping, individually, dated March 5, 2008

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITONIS INC.

Date: March 26, 2008	By:	/s/ ‘Thomas N. Roberts’
Thomas N. Roberts
President and Chief Executive Officer